Exhibit 99.1

GAMING AND LEISURE PROPERTIES, INC. ANNOUNCES FOURTH QUARTER AND FULL YEAR 2018 RESULTS

- Record Revenues for the Fourth Quarter and Full Year -
- Establishes 2019 First Quarter and Full Year Guidance -

WYOMISSING, PA. — February 13, 2019 — Gaming and Leisure Properties, Inc. (NASDAQ: GLPI) (the “Company”), the first gaming-focused real estate investment trust (“REIT”) in North America, today announced results for the quarter and full year ended December 31, 2018.

Chief Executive Officer, Peter M. Carlino, commented “The fourth quarter of 2018 once again demonstrated the strength and consistency of our operating model as we generated record revenues for the fourth quarter and full year.  Our growing diversified portfolio of regional gaming assets is managed by the top operators in the industry and continues to produce one of the triple-net REIT sector's most stable cash flow streams.  In 2018, we completed $1.5 billion of value creating investments, further strengthening our position as the leading owner of regional gaming real estate. These transactions further diversified our portfolio with two new tenants, which added 8 new properties and increased annual real estate revenue by $155 million. Throughout 2019 we will remain focused on identifying and pursuing portfolio enhancing accretive transactions and prudently managing our balance sheet and capital structure.”

Financial Highlights

	Three Months Ended December 31,		Year Ended December 31,
(in millions, except per share data)	2018 Actual	2017 Actual	2018 Actual	2017 Actual
Total Revenue	$303.3	$240.7	$1,055.7	$971.3
Net Income	$45.9	$93.3	$339.5	$380.6
Funds From Operations (1)	$97.4	$118.5	$465.4	$481.7
Adjusted Funds From Operations (2)	$181.6	$165.3	$683.6	$669.5
Adjusted EBITDA (3)	$258.0	$219.9	$926.6	$884.6

Net income, per diluted common share	$0.21	$0.43	$1.58	$1.79
FFO, per diluted common share	$0.45	$0.55	$2.17	$2.26
AFFO, per diluted common share	$0.84	$0.77	$3.18	$3.15

(1)  Funds from operations (“FFO”) is net income, excluding (gains) or losses from sales of property and real estate depreciation as defined by NAREIT.

(2)  Adjusted funds from operations (“AFFO”) is FFO, excluding stock based compensation expense, amortization of debt issuance costs, bond premiums and original issuance discounts, other depreciation, amortization of land rights, straight-line rent adjustments, direct financing lease adjustments, losses on debt extinguishment, retirement costs and goodwill impairment charges reduced by capital maintenance expenditures.

(3)  Adjusted EBITDA is net income, excluding interest, taxes on income, depreciation, (gains) or losses from sales of property, stock based compensation expense, straight-line rent adjustments, direct financing lease adjustments, the amortization of land rights, losses on debt extinguishment, retirement costs and goodwill impairment charges.

Transaction Update

During the fourth quarter the Company acquired the real property assets of 5 casino properties from Tropicana Entertainment, Inc. and leased these assets to Eldorado Resorts, Inc. (NASDAQ: ERI) (“ERI”) and initiated a mortgage loan for a sixth property to ERI. In addition, the Company acquired the real property assets of Plainridge Park Casino from Penn National Gaming, Inc. (NASDAQ: PENN) (“PENN”) and amended the Pinnacle Entertainment Master Lease. Lastly, the Company initiated a mortgage loan to Boyd Gaming Corporation (NYSE: BYD) (“BYD”) for the acquisition of Belterra Park. The following table summarizes the annualized cash revenue related to the completion of these transactions:

Closing Date	Tenant/Mortgagee	Initial Annualized Incremental Contractual Cash Revenue (in thousands)
October 1, 2018	ERI	$110,000
October 15, 2018	PENN	$38,900
October 15, 2018	BYD	$6,409

Portfolio Update

The Company recorded a non-cash goodwill impairment charge of $59.5 million in connection with its operations at Hollywood Casino Baton Rouge. This charge was driven by general market deterioration in the Baton Rouge region and the smoking ban in East Baton Rouge Parish casinos that went into effect during the second quarter of 2018, both of which significantly impacted the Company's forecasted cash flows for this property.

GLPI's primary business consists of acquiring, financing, and owning real estate property to be leased to gaming operators in triple-net lease arrangements. As of December 31, 2018, GLPI's portfolio consisted of interests in 46 gaming and related facilities, including the TRS Properties, the real property associated with 33 gaming and related facilities operated by PENN, the real property associated with 6 gaming and related facilities operated by ERI (including one mortgaged facility), the real property associated with 4 gaming and related facilities operated by BYD (including one mortgaged facility) and the real property associated with the Casino Queen in East St. Louis, Illinois. These facilities are geographically diversified across 16 states and contain approximately 23.5 million square feet.

Balance Sheet Update

The Company had $25.8 million of unrestricted cash and $5.9 billion in total debt at December 31, 2018.  The Company’s debt structure as of December 31, 2018 was as follows:

	As of December 31, 2018
	Interest Rate	Balance
		(in thousands)
Unsecured $1,175 Million Revolver (1)	3.922%	$402,000
Unsecured Term Loan A-1 (1)	4.004%	$525,000
Senior Unsecured Notes Due 2020	4.875%	1,000,000
Senior Unsecured Notes Due 2021	4.375%	400,000
Senior Unsecured Notes Due 2023	5.375%	500,000
Senior Unsecured Notes Due 2025	5.250%	850,000
Senior Unsecured Notes Due 2026	5.375%	975,000
Senior Unsecured Notes Due 2028	5.750%	500,000
Senior Unsecured Notes Due 2029	5.300%	750,000
Capital Lease	4.780%	1,112
Total long-term debt		$5,903,112
Less: unamortized debt issuance costs, bond premiums and original issuance discounts		(49,615)
Total long-term debt, net of unamortized debt issuance costs, bond premiums and original issuance discounts		$5,853,497

(1)  The rate on the term loan facility and revolver is LIBOR plus 1.50%. The Company's revolver matures on May 21, 2023 and the incremental term loan of $525.0 million matures on April 28, 2021.

As of December 31, 2018, the Company had $213.7 million remaining for issuance under the ATM Program and had not entered into any forward sale agreements. No shares were issued under the ATM Program during the quarter ended December 31, 2018.

Dividends

On October 12, 2018, the Company’s Board of Directors declared the fourth quarter 2018 dividend.  Shareholders of record on December 14, 2018 received $0.68 per common share, which was paid on December 28, 2018.  The Company anticipates the following schedule regarding dividends to be paid in 2019:

Payment Dates
March 22, 2019
June 28, 2019
September 20, 2019
December 27, 2019

Guidance

The table below sets forth current guidance targets for financial results for the 2019 first quarter and full year, based on the following assumptions:

•	Includes the full year impact of the transaction closed on October 1, 2018, with Tropicana and the impact of the transactions closed on October 15, 2018 with PENN, PNK, and BYD;

•
Reported range of revenue (excluding and including annual tenant escalators) from real estate of approximately $1,026.2 to $1,031.8 million for the year and $255.7 million for the first quarter (no additional escalators during the first quarter), consisting of:

	Three Months Ending March 31, 2019	Full Year Ending December 31, 2019
(in millions)	First Quarter	Full Year Range
Cash Revenue from Real Estate
PENN	$202.6	$812.4	$816.5
ERI	27.5	110.0	110.4
BYD	25.6	103.9	105.0
Casino Queen	3.6	14.5	14.5
PENN non-assigned land lease	(0.7)	(2.9)	(2.9)
Total Cash Revenue from Real Estate	$258.6	$1,037.9	$1,043.5

Non-Cash Adjustments
Straight-line rent	$(8.6)	$(34.6)	$(34.6)
Land leases paid by tenants	5.7	22.9	22.9
Total Revenue from Real Estate as Reported	$255.7	$1,026.2	$1,031.8

•	Adjusted EBITDA from the TRS Properties of approximately $30.7 million for the year and $8.2 million for the first quarter;

•	Blended income tax rate at the TRS Properties of 33%;

•	LIBOR is based on the forward yield curve; and

•
The basic share count is approximately 214.5 million shares for the year and 214.5 million shares for the first quarter and the fully diluted share count is approximately 215.3 million shares for the year and 215.1 million shares for the first quarter.

	Three Months Ending March 31,		Full Year Ending December 31,
(in millions, except per share data)	2019 Guidance	2018 Actual	2019 Guidance Range		2018 Actual
Total Revenue	$288.5	$244.1	$1,154.1	$1,159.8	$1,055.7

Net Income	$106.0	$96.8	$431.9	$441.6	$339.5
Losses from dispositions of property	—	—	—		0.3
Real estate depreciation	55.7	25.1	220.6	220.6	125.6
Funds From Operations (1)	$161.7	$121.9	$652.5	$662.2	$465.4
Straight-line rent adjustments	8.6	16.6	34.6	34.6	61.9
Direct financing lease adjustments	—	18.2	—	—	38.4
Other depreciation	2.9	2.8	9.9	9.9	11.4
Amortization of land rights	3.1	2.7	12.3	12.3	11.3
Amortization of debt issuance costs, bond premiums and original issuance discounts	2.9	3.3	11.5	11.5	12.2
Stock based compensation	3.7	4.0	15.0	15.0	11.2
Losses on debt extinguishment	—	—	—	—	3.5
Retirement costs	—	—	—	—	13.1
Goodwill impairment charges	—	—	—	—	59.5
Capital maintenance expenditures	(0.9)	(0.8)	(3.5)	(3.5)	(4.3)
Adjusted Funds From Operations (2)	$182.0	$168.7	$732.3	$742.0	$683.6
Interest, net	76.4	53.6	306.4	306.4	245.9
Income tax expense	1.3	1.5	5.0	5.0	5.0
Capital maintenance expenditures	0.9	0.8	3.5	3.5	4.3
Amortization of debt issuance costs, bond premiums and original issuance discounts	(2.9)	(3.3)	(11.5)	(11.5)	(12.2)
Adjusted EBITDA (3)	$257.7	$221.3	$1,035.7	$1,045.4	$926.6

Net income, per diluted common share	$0.49	$0.45	$2.01	$2.05	$1.58
FFO, per diluted common share	$0.75	$0.57	$3.03	$3.08	$2.17
AFFO, per diluted common share	$0.85	$0.79	$3.40	$3.45	$3.18

(1)         FFO is net income, excluding (gains) or losses from sales of property and real estate depreciation as defined by NAREIT.

(2)         AFFO is FFO, excluding stock based compensation expense, amortization of debt issuance costs, bond premiums and original issuance discounts, other depreciation, amortization of land rights, straight-line rent adjustments, direct financing lease adjustments, losses on debt extinguishment, retirement costs and goodwill impairment charges, reduced by capital maintenance expenditures.

(3)         Adjusted EBITDA is net income, excluding interest, taxes on income, depreciation, (gains) or losses from sales of property, stock based compensation expense, straight-line rent adjustments, direct financing lease adjustments, the amortization of land rights, losses on debt extinguishment, retirement costs and goodwill impairment charges.

Conference Call Details

The Company will hold a conference call on February 13, 2019 at 10:00 a.m. (Eastern Time) to discuss its financial results, current business trends and market conditions.

Webcast

The conference call will be available in the Investor Relations section of the Company's website at www.glpropinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the call will also be available for 90 days on the Company’s website.

To Participate in the Telephone Conference Call:
Dial in at least five minutes prior to start time.
Domestic: 1-877-407-0784
International: 1-201-689-8560

Conference Call Playback:
Domestic: 1-844-512-2921
International: 1-412-317-6671
Passcode: 13686689
The playback can be accessed through February 20, 2019

Disclosure Regarding Non-GAAP Financial Measures

Funds From Operations (“FFO”), Adjusted Funds From Operations (“AFFO”) and Adjusted EBITDA, which are detailed in the reconciliation tables that accompany this release, are used by the Company as performance measures for benchmarking against the Company’s peers and as internal measures of business operating performance, which is used for a bonus metric. The Company believes FFO, AFFO, and Adjusted EBITDA provide a meaningful perspective of the underlying operating performance of the Company’s current business.  This is especially true since these measures exclude real estate depreciation, and we believe that real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. In addition, in order for the Company to qualify as a REIT, it must distribute 90% of its REIT taxable income annually. The Company adjusts AFFO accordingly to provide our investors an estimate of taxable income for this distribution requirement. Direct financing lease adjustments represent the portion of cash rent we receive from tenants that is applied against our lease receivable and thus not recorded as revenue and the amortization of land rights represents the non-cash amortization of the value assigned to the Company's assumed ground leases.

FFO, AFFO and Adjusted EBITDA are non-GAAP financial measures, that are considered a supplemental measure for the real estate industry and a supplement to GAAP measures. NAREIT defines FFO as net income (computed in accordance with generally accepted accounting principles), excluding (gains) or losses from sales of property and real estate depreciation.  We have defined AFFO as FFO excluding stock based compensation expense, amortization of debt issuance costs, bond premiums and original issuance discounts, other depreciation, amortization of land rights, straight-line rent adjustments, direct financing lease adjustments, losses on debt extinguishment, retirement costs and goodwill impairment charges reduced by capital maintenance expenditures. Finally, we have defined Adjusted EBITDA as net income excluding interest, taxes on income, depreciation, (gains) or losses from sales of property, stock based compensation expense, straight-line rent adjustments, direct financing lease adjustments, the amortization of land rights, losses on debt extinguishment, retirement costs and goodwill impairment charges.

FFO, AFFO and Adjusted EBITDA are not recognized terms under GAAP. These non-GAAP financial measures: (i) do not represent cash flow from operations as defined by GAAP; (ii) should not be considered as an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to cash flow as a measure of liquidity. In addition, these measures should not be viewed as an indication of our ability to fund all of our cash needs, including to make cash distributions to our stockholders, to fund capital improvements, or to make interest payments on our indebtedness. Investors are also cautioned that FFO, FFO per share, AFFO, AFFO per share and Adjusted EBITDA, as presented, may not be comparable to similarly titled measures reported by other real estate companies, including REITs due to the fact that not all real estate companies use the same definitions. Our presentation of these measures does not replace the presentation of our financial results in accordance with GAAP.

About Gaming and Leisure Properties

GLPI is engaged in the business of acquiring, financing, and owning real estate property to be leased to gaming operators in triple-net lease arrangements, pursuant to which the tenant is responsible for all facility maintenance, insurance required in connection with the leased properties and the business conducted on the leased properties, taxes levied on or with respect to the leased properties and all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties. GLPI expects to grow its portfolio by pursuing opportunities to acquire additional gaming facilities to lease to gaming operators. GLPI also intends to diversify its portfolio over time, including by acquiring properties outside the gaming industry to lease to third parties. GLPI elected to be taxed as a REIT for United States federal income tax purposes commencing with the 2014 taxable year and is the first gaming-focused REIT in North America.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our financial outlook for the first quarter of 2019 and the full 2019 fiscal year; our expectations regarding future acquisitions, the expected impact of recently announced acquisitions and expected 2019 dividend payments. Forward looking statements can be identified by the use of forward looking terminology such as “expects,” “believes,” “estimates,” “intends,” “may,” “will,” “should” or “anticipates” or the negative or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties.  Such forward looking statements are inherently subject to risks, uncertainties and assumptions about GLPI and its subsidiaries, including risks related to the following: the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease those properties on favorable terms; the ability to receive, or delays in obtaining, the regulatory approvals required to own and/or operate its properties, or other delays or impediments to completing GLPI’s planned acquisitions or projects; GLPI's ability to maintain its status as a REIT; our ability to access capital through debt and equity markets in amounts and at rates and costs acceptable to GLPI, including through GLPI's existing ATM program; the impact of our substantial indebtedness on our future operations; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs or to the gaming or lodging industries; and other factors described in GLPI’s Annual Report on Form 10-K for the year ended December 31, 2017, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to GLPI or persons acting on GLPI’s behalf are expressly qualified in their entirety by the cautionary statements included in this press release. GLPI undertakes no obligation to publicly update or revise any forward-looking statements contained or incorporated by reference herein, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward looking events discussed in this press release may not occur.

Additional Information

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. In connection with the establishment of its ATM Program, the Company filed with the SEC a prospectus supplement dated August 9, 2016 to the prospectus contained in its effective Registration Statement on Form S-3 (No. 333-210423), filed with the SEC on March 28, 2016.  This communication is not a substitute for the filed Registration Statement/prospectus or any other document that the Company may file with the SEC or send to its shareholders in connection with the proposed transactions. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND PROSPECTUS THAT HAVE BEEN FILED WITH THE SEC AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION. You may obtain free copies of the registration statement/prospectus and other relevant documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by the Company are available free of charge on the Company’s investor relations website at investors.glpropinc.com or by contacting the Company’s investor relations representative at (212) 835-8500.

Contact

Investor Relations – Gaming and Leisure Properties, Inc.
Steven T. Snyder                         Joseph Jaffoni, Richard Land, James Leahy at JCIR
T: 610-378-8215                        T: 212-835-8500
Email: investorinquiries@glpropinc.com            Email: glpi@jcir.com

Gaming and Leisure Properties, Inc. and Subsidiaries
Consolidated Balance Sheets
(amounts in thousands, except share and per share data) (unaudited)

	December 31, 2018	December 31, 2017

Assets
Real estate investments, net	$7,331,460	$3,662,045
Land rights, net	673,207	640,148
Property and equipment, used in operations, net	100,884	108,293
Mortgage loans receivable	303,684	—
Investment in direct financing lease, net	—	2,637,639
Cash and cash equivalents	25,783	29,054
Prepaid expenses	30,967	8,452
Goodwill	16,067	75,521
Other intangible assets	9,577	9,577
Loan receivable	13,000	13,000
Deferred tax assets	5,178	4,478
Other assets	67,486	58,675
Total assets	$8,577,293	$7,246,882

Liabilities
Accounts payable	$2,511	$715
Accrued expenses	30,297	7,913
Accrued interest	45,261	33,241
Accrued salaries and wages	17,010	10,809
Gaming, property, and other taxes	42,879	35,399
Long-term debt, net of unamortized debt issuance costs, bond premiums and original issuance discounts	5,853,497	4,442,880
Deferred rental revenue	293,911	232,023
Deferred tax liabilities	261	244
Other liabilities	26,059	25,411
Total liabilities	6,311,686	4,788,635

Shareholders’ equity
Preferred stock ($.01 par value, 50,000,000 shares authorized, no shares issued or outstanding at December 31, 2018 and December 31, 2017)	—	—
Common stock ($.01 par value, 500,000,000 shares authorized, 214,211,932 and 212,717,549 shares issued and outstanding at December 31, 2018 and December 31, 2017, respectively)	2,142	2,127
Additional paid-in capital	3,952,503	3,933,829
Accumulated deficit	(1,689,038)	(1,477,709)
Total shareholders’ equity	2,265,607	2,458,247
Total liabilities and shareholders’ equity	$8,577,293	$7,246,882

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share data) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Revenues
Rental income	$238,108	$169,236	$747,654	$671,190
Income from direct financing lease	4,671	18,956	81,119	74,333
Interest income from mortgaged real estate	6,943	—	6,943	—
Real estate taxes paid by tenants	23,435	19,716	87,466	83,698
Total income from real estate	273,157	207,908	923,182	829,221
Gaming, food, beverage and other	30,160	32,789	132,545	142,086
Total revenues	303,317	240,697	1,055,727	971,307
Operating expenses
Gaming, food, beverage and other	18,100	18,852	77,127	80,487
Real estate taxes	23,776	19,860	88,757	84,666
Land rights and ground lease expense	8,898	6,378	28,358	24,005
General and administrative	14,856	17,322	71,128	63,151
Depreciation	54,349	28,168	137,093	113,480
Goodwill impairment charges	59,454	—	59,454	—
Total operating expenses	179,433	90,580	461,917	365,789
Income from operations	123,884	150,117	593,810	605,518

Other income (expenses)
Interest expense	(76,220)	(53,969)	(247,684)	(217,068)
Interest income	(963)	492	1,827	1,935
Losses on debt extinguishment	—	—	(3,473)	—
Total other expenses	(77,183)	(53,477)	(249,330)	(215,133)

Income from operations before income taxes	46,701	96,640	344,480	390,385
Income tax expense	770	3,381	4,964	9,787
Net income	$45,931	$93,259	$339,516	$380,598

Earnings per common share:
Basic earnings per common share	$0.21	$0.44	$1.59	$1.80
Diluted earnings per common share	$0.21	$0.43	$1.58	$1.79

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Operations
(in thousands) (unaudited)

	TOTAL REVENUES		ADJUSTED EBITDA
	Three Months Ended December 31,		Three Months Ended December 31,
	2018	2017	2018	2017
Real estate	$273,157	$207,908	$251,694	$211,919
GLP Holdings, LLC (TRS)	30,160	32,789	6,268	8,023
Total	$303,317	$240,697	$257,962	$219,942

	TOTAL REVENUES		ADJUSTED EBITDA
	Year Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Real estate	$923,182	$829,221	$893,814	$846,347
GLP Holdings, LLC (TRS)	132,545	142,086	32,772	38,215
Total	$1,055,727	$971,307	$926,586	$884,562

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
General and Administrative Expenses
(in thousands) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Real estate general and administrative expenses (1) (2)	$9,347	$11,518	$49,424	$40,123
GLP Holdings, LLC (TRS) general and administrative expenses (1)	5,509	5,804	21,704	23,028
Total	$14,856	$17,322	$71,128	$63,151

(1) General and administrative expenses include payroll related expenses, insurance, utilities, professional fees and other administrative costs.

(2) Year ended December 31, 2018 includes $13.1 million of retirement costs for the Company's former Chief Financial Officer.

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, and AFFO to Adjusted EBITDA
Gaming and Leisure Properties, Inc. and Subsidiaries
CONSOLIDATED
(in thousands) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net income	$45,931	$93,259	$339,516	$380,598
(Gains) losses from dispositions of property	(45)	15	309	530
Real estate depreciation	51,475	25,264	125,630	100,576
Funds from operations	$97,361	$118,538	$465,455	$481,704
Straight-line rent adjustments	12,738	16,616	61,888	65,971
Direct financing lease adjustments	1,218	18,613	38,459	73,072
Other depreciation (1)	2,874	2,904	11,463	12,904
Amortization of land rights	3,090	2,728	11,272	10,355
Amortization of debt issuance costs, bond premiums and original issuance discounts	2,889	3,256	12,167	13,026
Stock based compensation	3,274	3,685	11,152	15,636
Losses on debt extinguishment	—	—	3,473	—
Retirement costs	—	—	13,149	—
Goodwill impairment charges	59,454	—	59,454	—
Capital maintenance expenditures (2)	(1,330)	(991)	(4,284)	(3,178)
Adjusted funds from operations	$181,568	$165,349	$683,648	$669,490
Interest, net	77,183	53,477	245,857	215,133
Income tax expense	770	3,381	4,964	9,787
Capital maintenance expenditures (2)	1,330	991	4,284	3,178
Amortization of debt issuance costs, bond premiums and original issuance discounts	(2,889)	(3,256)	(12,167)	(13,026)
Adjusted EBITDA	$257,962	$219,942	$926,586	$884,562

Net income, per diluted common share	$0.21	$0.43	$1.58	$1.79
FFO, per diluted common share	$0.45	$0.55	$2.17	$2.26
AFFO, per diluted common share	$0.84	$0.77	$3.18	$3.15

Weighted average number of common shares outstanding
Diluted	215,066,907	214,674,827	214,779,296	212,751,346

(1) Other depreciation includes both real estate and equipment depreciation from the Company's taxable REIT subsidiaries as well as equipment depreciation from the REIT subsidiaries.

(2) Capital maintenance expenditures are expenditures to replace existing fixed assets with a useful life greater than one year that are obsolete, worn out or no longer cost effective to repair.

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, and AFFO to Adjusted EBITDA
Gaming and Leisure Properties, Inc. and Subsidiaries
REAL ESTATE and CORPORATE (REIT)
(in thousands) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net income	$104,629	$93,374	$390,341	$372,832
(Gains) losses from dispositions of property	(44)	—	76	—
Real estate depreciation	51,475	25,264	125,630	100,576
Funds from operations	$156,060	$118,638	$516,047	$473,408
Straight-line rent adjustments	12,738	16,616	61,888	65,971
Direct financing lease adjustments	1,218	18,613	38,459	73,072
Other depreciation (1)	506	518	2,066	2,076
Amortization of land rights	3,090	2,728	11,272	10,355
Amortization of debt issuance costs, bond premiums and original issuance discounts	2,889	3,256	12,167	13,026
Stock based compensation	3,274	3,685	11,152	15,636
Losses on debt extinguishment	—	—	3,473	—
Retirement costs	—	—	13,149	—
Goodwill impairment charges	—	—	—	—
Capital maintenance expenditures (2)	(4)	—	(55)	—
Adjusted funds from operations	$179,771	$164,054	$669,618	$653,544
Interest, net (3)	74,581	50,876	235,453	204,730
Income tax expense	227	245	855	1,099
Capital maintenance expenditures (2)	4	—	55	—
Amortization of debt issuance costs, bond premiums and original issuance discounts	(2,889)	(3,256)	(12,167)	(13,026)
Adjusted EBITDA	$251,694	$211,919	$893,814	$846,347

(1) Other depreciation includes both real estate and equipment depreciation from the Company's taxable REIT subsidiaries as well as equipment depreciation from the REIT subsidiaries.

(2) Capital maintenance expenditures are expenditures to replace existing fixed assets with a useful life greater than one year that are obsolete, worn out or no longer cost effective to repair.

(3)  Interest expense, net is net of intercompany interest eliminations of $2.6 million and $10.4 million for both the three months and years ended December 31, 2018 and 2017, respectively.

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, and AFFO to Adjusted EBITDA
Gaming and Leisure Properties, Inc. and Subsidiaries
GLP HOLDINGS, LLC (TRS)
(in thousands) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net income	$(58,698)	$(115)	$(50,825)	$7,766
(Gains) losses from dispositions of property	(1)	15	233	530
Real estate depreciation	—	—	—	—
Funds from operations	$(58,699)	$(100)	$(50,592)	$8,296
Straight-line rent adjustments	—	—	—	—
Direct financing lease adjustments	—	—	—	—
Other depreciation (1)	2,368	2,386	9,397	10,828
Amortization of land rights	—	—	—	—
Amortization of debt issuance costs, bond premiums and original issuance discounts	—	—	—	—
Stock based compensation	—	—	—	—
Losses on debt extinguishment	—	—	—	—
Retirement costs	—	—	—	—
Goodwill impairment charges	59,454	—	59,454	—
Capital maintenance expenditures (2)	(1,326)	(991)	(4,229)	(3,178)
Adjusted funds from operations	$1,797	$1,295	$14,030	$15,946
Interest, net	2,602	2,601	10,404	10,403
Income tax expense	543	3,136	4,109	8,688
Capital maintenance expenditures (2)	1,326	991	4,229	3,178
Amortization of debt issuance costs, bond premiums and original issuance discounts	—	—	—	—
Adjusted EBITDA	$6,268	$8,023	$32,772	$38,215

(1) Other depreciation includes both real estate and equipment depreciation from the Company's taxable REIT subsidiaries as well as equipment depreciation from the REIT subsidiaries.

(2) Capital maintenance expenditures are expenditures to replace existing fixed assets with a useful life greater than one year that are obsolete, worn out or no longer cost effective to repair.